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                                                             EXHIBIT 4.1(b)
                                                             --------------

                    AMENDMENT NO. 1, dated as of May 1, 2001 (this
               "Amendment"), to the Amended and Restated Credit Agreement dated as of March 31, 2000 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among Stone Container Corporation, a Delaware corporation (the "Borrower"), the lenders party thereto, The Chase Manhattan Bank, a New York banking corporation ("Chase"), as agent for such lenders (an "Agent"), and Bankers Trust Company ("BTCo"), a New York banking corporation, as agent and collateral agent for such lenders (an "Agent"), as administrative agent for such lenders (the "Administrative Agent"), as facing agent for such lenders (the "Facing Agent") and as swingline lender (the "Swingline Lender").

          WHEREAS, pursuant to the terms and subject to the conditions contained in the Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers; and

          WHEREAS, the Borrower has requested that Section 4.15 of the Agreement be modified in the manner provided for in this amendment, and the Lenders are willing to amend the Agreement as requested by the Borrower, subject to the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment. Section 4.15 of the Agreement is hereby amended
                     ---------
and restated in its entirety as set forth below:

          "SECTION 4.15. Employee Benefit Plans. Each of the Borrower and its respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of the Plans by an amount that could reasonably be expected to result in a Material Adverse Effect. No Plan of the Borrower or any ERISA Affiliate is reasonably likely to have an unfunded benefit liability that could result in a Material Adverse Effect. None of the Borrower or any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Borrower or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect."

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          SECTION 2. Representations and Warranties. To induce the other
                     ------------------------------
parties hereto to enter into this Amendment, each Borrower represents and warrants to each of the Lenders, the Administrative Agent, the Agent, the Facing Agent, and the Swingline Lender that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article IV of the Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 3. Conditions to Effectiveness. This Amendment shall become
                     ---------------------------
effective on the date on which the Agents shall have received counterparts of this Amendment that, when taken together, bear the Borrowers and the Required Lenders signature.

          SECTION 4. Effect of Amendment. Except as expressly set forth herein,
                     -------------------
this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Agent, the Facing Agent, the Swingline Lender, the Borrower or the Guarantors under the Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers or the Guarantors to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Loan Document in similar or different circumstances.

          SECTION 5. Counterparts. This Amendment may be executed in any number
                     ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. Headings. The headings of this Amendment are for purposes
                     --------
of reference only and shall not limit or otherwise affect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                    STONE CONTAINER CORPORATION,
                                    as the Borrower,

                                    by

                                          /s/ Richard P. Marra
                                          --------------------
                                          Name: Richard P. Marra
                                          Title: Assistant Treasurer

                                    THE CHASE MANHATTAN BANK,
                                    individually and as Agent,

                                    by

                                           ------------------------------------
                                           Name:
                                           Title:

                                    BANKERS TRUST COMPANY,
                                    individually and as Agent, Swingline Lender and Facing Agent,

                                    by

                                           ------------------------------------
                                           Name:
                                           Title:

                                    SCC HODGE, INC.,
                                    as Guarantor,

                                    by

                                           ------------------------------------
                                           Name:
                                           Title:

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                             SIGNATURE PAGE TO AMENDMENT
                             NO. 1 DATED AS OF MAY 1, 2001, TO
                             THE STONE CONTAINER
                             CORPORATION AMENDED AND
                             RESTATED CREDIT AGREEMENT
                             DATED AS OF MARCH 31, 2000

                             NAME OF INSTITUTION:

                             --------------------------------------------------

                             by

                                    -------------------------------------------
                                    Name:
                                    Title: